Exhibit 10.6

DOLBY LABORATORIES, INC.

SENIOR EXECUTIVE

SUPPLEMENTAL RETIREMENT PLAN

Effective Date: October 1, 1994

DOLBY LABORATORIES, INC.

SENIOR EXECUTIVE RETIREMENT PLAN

4.2	Cessation of Participation	4

5.	CONTRIBUTIONS

5.1	Target Benefit	4
5.2	Crediting of Contributions	5
5.3	Time for Making Contributions	5

6.	INVESTMENT OF ACCOUNTS

6.1	Investment Direction	6
6.2	Allocation of Income	6

7.	DISTRIBUTION

7.1	Termination	7
7.2	Death Benefit	7
7.3	Methods of Distribution	7

8.	BENEFICIARY

8.1	Designation of Beneficiary	7
8.2	Automatic Designation	8

9.	PARTICIPANT’S RIGHTS HELD IN “RABBI” TRUST	8

10.	TIME OF ALLOCATION	8

11.	VESTING OF PLAN BENEFITS	8

12.	MISCELLANEOUS PROVISIONS

12.1	Nonassignability	8
12.2	No Enlargement of Employment Rights	9
12.3	Applicable Law	9
12.4	Gender and Number	9

13.	AMENDMENTS AND TERMINATION

13.1	Generally	9
13.2	Distribution Upon Termination	9

14.	EXPENSES	10

15.	EXECUTION	10

DOLBY LABORATORIES, INC.

SENIOR EXECUTIVE

SUPPLEMENTAL RETIREMENT PLAN

Section 1. Purpose of the Plan.

Dolby Laboratories, Inc. (“Company”) wishes to provide to certain executives of Dolby a vehicle by which selected senior executives may fulfill their pension expectations. The purpose of this Plan is to provide certain senior executives employed by the Company in the United States with the opportunity to receive a retirement income benefit in addition to any benefits provided under other Company sponsored plans.

Section 2. Definitions.

Except as otherwise indicated, all definitions in this Plan shall have the meaning as indicated below:

2.1 “Account” means the account maintained for a Participant to record his interest under the Plan. An Account may not be encumbered or assigned by a Participant or any Beneficiary.

2.2 “Beneficiary” means, any person or entity determined as such under Section 8 who is entitled to receive payments under the Plan because of the death of a Participant.

2.3 “Board” means, the Board of Directors of the Company.

2.4 “Change of Control” shall mean the purchase or other acquisition by any person, entity or group of persons, within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 (“Act”), or any comparable successor provisions, or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 30 percent or more of either the outstanding shares of common stock or the combined voting power of Company’s then outstanding voting securities entitled to vote generally, or the approval by the stockholders of Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of Company immediately prior to such reorganization, merger or consolidation do not immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company’s then outstanding securities, or a liquidation or dissolution of Company or of the sale of all or substantially all of Company’s assets.

2.5 “Committee” means the administrative Committee of three (3) persons (or such other number as the Board may designate) who shall be appointed by, and who shall serve at the pleasure of, the Board as outlined in Section 3.

2.6 “Company” means Dolby Laboratories, Inc. and its wholly owned subsidiaries.

2.7 “Compensation” means with respect to any Participant the total base compensation paid to a Participant by the Company for a Plan Year.

2.8 “Disability” means a medically determinable physical or mental impairment which can be expected to result in death or to be of long and indefinite duration and which keeps a Participant from engaging in any substantial gainful employment. The determination of any Disability under this Plan shall be determined by a licensed physician chosen by the Company.

2.9 “Effective Date” means October 1, 1994.

2.10 “Insolvency” means either if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

2.11 “Investment Fund” means such investment funds or vehicles as may be selected by the Committee for the investment of Account balances under the Plan.

2.12 “Participant” means any Senior Executive or former Senior Executive who is participating in the Dolby Laboratories, Inc. Senior Executive Supplemental Retirement Plan.

2.13 “Plan” means the Dolby Laboratories, Inc. Senior Executive Supplemental Retirement Plan as set forth in this document.

2.14 “Plan Year” means the twelve month period beginning October 1 and ending September 30. The first Plan Year is the year beginning October 1, 1994.

2.15 “Projected Average Monthly Compensation” means a Participant’s monthly Compensation averaged over the thirty-six (36) consecutive months of service in the final three Plan Years preceding his attainment of age 65. For purposes of this Plan, Projected Average

Monthly Compensation shall be based on the Participant’s annualized rate of Compensation as of June 1, 1995, increased by 5% per annum for each future Plan Year after September 30, 1995.

2.16 “Senior Executive” means an employee of the Company that has been designated eligible to participate in this Plan.

2.17 “Termination Date” means the date a Participant is no longer treated as employed by the Company on account of his quitting, discharge, death, Disability, or any other reason.

2.18 “Trust” means the nonqualified “Rabbi” trust created by the Trustee and Company under the terms of the Plan.

2.19 “Trustee” means the person or persons named under the Trust as trustees.

2.20 “Valuation Date” means the last day of the Plan Year or the last day of each calendar quarter or month, as the Plan Committee may determine.

2.21 “Year of Benefit Service” means a Plan Year in which a Participant is credited with 1,000 hours of service as an employee with the Company. Participant will also be credited with 1/12 of a Year of Benefit Service to the nearest full calendar month of employment with the Company during the Plan Year in which such Participant dies or suffers a Disability provided that such Plan Year precedes the Plan Year containing the Participant’s 65th birthday.

2.22 “Year of Service” means a Plan Year in which an employee is credited with at least 1,000 hours of service by the Company.

Section 3. Administration of the Plan.

3.1 Generally. The Plan shall be administered by the Plan Committee comprised of three (3) persons (or such other number as designated by the board of directors of the Company) who shall be appointed by the Board of Directors of the Company. All decisions required to be made involving the interpretation, application and administration of the Plan shall be resolved by majority vote either at a meeting or in writing without a meeting.

3.2 Recordkeeping Responsibility. The Plan Committee shall have the primary responsibility for record keeping with respect to Plan benefits and for filing such written notices and/or reports as may be required by the Department of Labor.

Section 4. Eligibility.

4.1 Participation. Participation in this Plan shall be limited to Employees who are designated by the Company’s Board of Directors as executives eligible to participate in the Plan.

4.2 Cessation of Participation. A Participant’s status as such will cease as of his Termination Date, or the date he otherwise ceases to be a Participant as determined by the Board of Directors, provided, however, the term “Participant” will include any former Participant who has not received all payments to which he is entitled under the Plan under Section 7.

Section 5. Contributions.

5.1 Target Benefit. The Company will contribute amounts on behalf of each Participant which are projected to fund an assumed monthly target benefit payable to each Participant beginning at age 65, payable in the form of a joint and 50% to survivor annuity, equal to the product of (i) and (ii):

(i)	2.00% of the Participant’s Projected Average Monthly Compensation, determined as of June 1, 1995,

multiplied by

(ii)	a Participant’s total expected Years of Benefit Service up to 30 years, computed to the nearest full calendar month of completed service.

For this purpose, expected Years of Benefit Service includes all Years of Benefit Service rendered prior to October 1, 1994, and all Years of Benefit Service expected to be rendered after September 30, 1994 on the assumption the Participant will render at least 1,000 hours of service as a Participant in each year.

The contributions will be determined by using a 8% per annum interest rate, post-retirement mortality based on the 1983 Group Annuity Mortality Table, and an assumption that each Participant is male with a spouse three years younger. Notwithstanding anything to the contrary, a Participant’s target benefit is not guaranteed, and the Participant’s Account balance will vary according to the investment performance of the Trust. At Plan inception, a Participant’s Account will be comprised of two components:

(1)	Past Service Component: which is the actuarial present value of the target benefit based on Years of Benefit Service and monthly rate of Compensation as of June 1, 1995. This past service component shall be contributed to the Trust by the Company on or after October 1, 1994. To the extent contributions are made after October 1, 1994, they shall be adjusted (increased) with interest at 8% per annum.

(2)	Future Service Component: which is a level annual Company contribution amount to be contributed to the Trust at the end of each Plan Year ending prior to the Participant’s attainment of age 65. The present value of the annual future service contributions for each Participant shall be equal to the difference between the present value of Participant’s projected target benefit at age 65, and the past service component, both determined as of October 1, 1994.

5.2 Crediting of Contributions. The Plan Committee shall establish and maintain an Account for each Participant. As of the last day of each Plan Year, for each Participant who is employed by the Company on such date, the Trustee shall allocate the contribution determined under Section 5.1. No contribution shall be allocated to an Account of a Participant who is not employed on the last day of the Plan Year, except that a Participant is entitled to receive a pro-rata contribution for such Plan Year where a partial Year of Benefit Service is credited under Section 2.21.

5.3 Time for Making Contributions. The Company will make annual contributions for each Plan Year, with such payments to be allocated among Participants’ Accounts by the Plan Committee as of the last day of the Plan Year. The Company’s annual contribution may be made in one or more installments, payable as of the end of the Plan Year, and adjusted for interest attributable to the timing of the installment in relation to the end of the Plan Year.

Section 6. Investment of Accounts.

6.1 Investment Direction.

(a) Unless the Board of Directors of the Company elects otherwise, the Trustee may invest the Trust solely in Investment Funds selected by the Participants. The Plan Committee or the Board of Directors of the Company shall have the right to determine, from time to time, the options that shall be offered with respect to the investment of such Accounts, including percentage increments in which such Accounts may be divided among Investment Funds, the maximum number of Investment Funds in which they may invest their Accounts at one time, the times and effective dates of elections to change investment of such Accounts, the Investment Fund(s) in which such Accounts will be held in the event an investment election is not made, the administrative costs to be charged to individuals for processing of investment election changes and any other elements affecting the investment of Accounts.

(b) If the Participant has not directed the Trustee or Plan Committee to invest his Accounts in selected Investment Funds, then the Trustee may invest such Participant’s Account in a money market type Investment Fund until such direction from the Participant is obtained.

6.2 Allocation of Income. If a Participant so designates the investment of his Accounts in Investment Funds to the Trustee or the Plan Committee, his Account will be credited with investment earnings based upon the performance of each Participant’s investment elections, until the Account has been fully distributed to a Participant or to the Beneficiary or Beneficiaries designated by the Participant in writing delivered to the Company. Pending complete distribution to a Participant, assets in Accounts will be Company assets and income derived thereon will be income to the Company.

Section 7. Distribution.

7.1 Termination. Upon termination of the services or employment of a Participant with the Company for any reason other than death, the Participant will be entitled to the value of his Account balance determined as of the Valuation Date immediately preceding his Termination Date. Earnings or losses of the Investment Fund(s) will continue to be allocated to a Participant’s Account as long as he has an Account balance as of any Valuation Date following his Termination Date.

7.2 Death Benefit. Upon termination of a Participant’s service or employment with the Company by reason of his death, the Participant’s designated Beneficiary will be entitled to receive all amounts credited to the Account of the Participant as of the date of his death that have not yet been distributed. Said amounts shall be payable in a single lump sum. Upon the death of a former Participant prior to complete distribution to him of the entire balance of his Account (and after his Termination Date), the balance of his Account on the date of his death shall be payable to the Participant’s designated Beneficiary pursuant to Section 7.3.

7.3 Methods of Distribution. The Company, in its discretion, shall direct distribution of the amounts credited to a Participant’s Account, including investment income credited thereon pursuant to Section 6, to a Participant or his Beneficiary pursuant to the preceding Sections 7.1 or 7.2, in a single lump sum.

Section 8. Beneficiary.

8.1 Designation of Beneficiary. Each Participant may designate, by filing a form provided by the Plan committee, a Beneficiary or Beneficiaries to receive any payment in the event of the Participant’s death. A Participant who has filed a designation of Beneficiary may revoke or change it at any time by filing a new form with the Plan Committee.

8.2 Automatic Designation. Unless otherwise notified, the Beneficiary of a married Participant will automatically be his spouse, and the Beneficiary of an unmarried Participant will be his estate.

Section 9. Participant’s Rights Held in “Rabbi” Trust.

The Company shall establish and maintain a “Rabbi” Trust which shall be an irrevocable trust in which the Company shall deposit deferred compensation payable to a Participant as determined in Section 5 of this Plan. Any “Rabbi” Trust assets are subject to the claims of the Company’s creditors in the event of the Company’s Insolvency, until paid to Participants and their Beneficiaries. The “Rabbi” Trust shall constitute an unfunded arrangement providing deferred compensation for a select group of senior management executives for purposes of Title I of the Employee Retirement Income Security Act of 1974.

Section 10. Time of Allocation.

This Plan shall be administered and individual Participant Accounts shall be updated at least annually. All allocations under this Plan shall be allocated as of each Valuation Date.

Section 11. Vesting of Plan Benefits.

The Account balance of a Participant or Beneficiary under the Plan shall be 100% vested.

Section 12. Miscellaneous Provisions.

12.1 Nonassignability. An Employee’s rights and interests under this Plan may not be assigned or transferred. In the event of a Participant’s death, payment of his Account balance shall be made to the Beneficiaries which he has designated under this Plan pursuant to the written designation filed with the Plan Committee in accordance with Section 8, or in the absence of such designation, to his estate.

12.2 No Enlargement of Employment Rights. Nothing contained in the Plan shall be construed as a contract of employment between the Company and any person, nor shall the Plan be deemed to give any person the right to be retained in the employ of the Company or to limit the right of the Company to employ or discharge any person with or without cause, or to discipline any Employee.

12.3 Applicable Law. Except as provided by federal law, all questions pertaining to the validity, construction and administration of the Plan shall be determined under the laws of California.

12.4 Gender and Number. Except as otherwise required by the context, any masculine terminology in this document shall include the feminine, and any singular terminology shall include the plural.

Section 13. Amendments and Termination.

13.1 Generally. The Board of Directors may at any time amend or terminate this Plan in whole or in part without the consent of the Participant or his Beneficiary. No amendment however, shall divest any Participant or Beneficiary of the credits to his Account, or of any rights to which he would have been entitled if the Plan had been terminated immediately prior to the effective date of the amendment.

13.2 Distribution Upon Termination. Upon termination of the Plan, distributions of the credits to a Participant’s Account shall be made in the manner and at the time heretofore prescribed; provided that no additional credits shall be made to the Account of a Participant following termination of the Plan other than investment income credited pursuant to Section 6.

Section 14. Expenses.

Costs of administration of the Plan will be paid by the Company as may be determined by the Board, with the exception of investment direction expenses charged to Participants in accordance with Section 6.1(a).

Section 15. Execution.

To record the adoption of this Plan, the Company has caused its appropriate officers to affix its corporate name and seal hereto this 28th day of August, 1996.

Dolby Laboratories, Inc.

By	/s/ N. W. JASPER, JR.
President

By	/s/ JANET L. DALY
Secretary

FIRST AMENDMENT TO THE DOLBY LABORATORIES, INC.

SENIOR EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN

Effective September 30, 1998, pursuant to Section 13 of the Dolby Laboratories, Inc. Senior Executive Supplemental Retirement Plan (the “Plan”), the Plan is amended as set forth below.

1. Section 2.15 is amended to read as follows:

“2.15 ‘Projected Average Monthly Compensation’ means a Participant’s monthly Compensation averaged over the thirty-six (36) consecutive months of service in the final three Plan Years preceding his attainment of age 65. For purposes of this Plan, Projected Average Monthly Compensation shall be based on the Participant’s annualized rate of Compensation as of

(a)	June 1, 1995, increased by 5% per annum for each future Plan Year after September 30, 1995, for individuals who became Participants on the Plan’s Effective Date; or

(b)	September 30 of the Plan Year in which the individual becomes a Participant, increased by 5% per annum for each future Plan Year after such September 30, for individuals who become Participants after the Plan’s Effective Date.”

2. Section 5.1 is amended to read as follows:

“5.1 Target Benefit. The Company will contribute amounts on behalf of each Participant which are projected to fund an assumed monthly target benefit payable to each Participant beginning at age 65, payable in the form of a joint and 50% survivor annuity, equal to the product of (i) and (ii):

(i)	2.00% of the Participant’s Projected Average Monthly Compensation, multiplied by

(ii)	a Participant’s total expected Years of Benefit Service up to 30 years, computed to the nearest full calendar month of completed service.

For this purpose, expected Years of Benefit Service includes all Years of Benefit Service rendered prior to October 1, 1994, and all Years of Benefit Service expected to be rendered after September 30, 1994 on the assumption the Participant renders at least 1,000 hours of service as a Participant in each year.

The contributions will be determined by using a 8% per annum interest rate, post-retirement mortality, based on the 1983 Group Annuity Mortality Table, and an assumption that each Participant is male with a spouse three years younger. Notwithstanding anything to the contrary, a Participant’s target benefit is not guaranteed, and the Participant’s Account balance will vary according to the investment performance of the Trust. A Participant’s Account will be comprised of two components:

(1)	Past Service Component:

(a)	With respect to individuals who became Plan Participants on the Effective Date, the actuarial present value of the target benefit based on Years of Benefit Service and monthly rate of Compensation as of June 1, 1995. This past service component shall be contributed to the Trust by the Company on or after October 1, 1994. To the extent contributions are made after October 1, 1994, they shall be adjusted (increased) with interest at 8% per annum.

(b)	With respect to individuals who become Plan Participants after the Effective Date, the actuarial present value of the target benefit based on Years of Benefit Service and monthly rate of Compensation as of September 30 of the Plan Year in which the individual becomes a Participant. This past service component shall be contributed to the Trust by the Company on or after such September 30. To the extent contributions are made after such September 30, they shall be adjusted (increased) with interest at 8% per annum.

(2)	Future Service Component:

(a)	With respect to individuals who became Plan Participants on the Effective Date, a level annual Company contribution amount to be contributed to the Trust at the end of each Plan Year ending prior to the Participant’s attainment of age 65. The present value of the annual future service contributions for each Participant shall be equal to the difference between the present value of the Participant’s projected target benefit at age 65, and the past service component, both determined as of October 1, 1994.

(b)	With respect to individuals who become Plan Participants after the Effective Date, a level annual Company contribution amount to be contributed to the Trust at the end of each Plan Year (commencing with the first Plan Year after the initial year of Plan participation) and ending with the Plan Year prior to the Participant’s attainment of age 65. The present value of the annual future service contributions for each Participant shall be equal to the difference between the present value of the Participant’s projected target benefit at age 65, and the past service component, both determined as of September 30 of the Plan Year in which the individual becomes a Participant.”

IN WITNESS WHEREOF, Dolby Laboratories, Inc. has caused this First Amendment to the Dolby Laboratories, Inc. Senior Executive Supplemental Retirement Plan to be executed by its duly authorized representatives this 5th day of October , 1999.

By:	/s/ JANET L. DALY

Date:	10-5-99

TRUST UNDER

THE DOLBY LABORATORIES, INC.

SENIOR EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN

This Agreement is made by and between Dolby Laboratories, Inc. (Company) and The Charles Schwab Trust Company (Trustee).

WHEREAS, Dolby Laboratories, Inc. has adopted the nonqualified deferred compensation Plan known as The Dolby Laboratories, Inc. Senior Executive Supplemental Retirement Plan.

WHEREAS, Dolby Laboratories, Inc. has incurred or expects to incur liability under the terms of such Plan with respect to the individuals participating in such Plan.

WHEREAS, Dolby Laboratories, Inc. wishes to establish a trust (hereinafter called “Trust”) and to contribute to the Trust assets that shall be held therein, subject to the claims of Company’s Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan;

WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974;

WHEREAS, it is the intention of Dolby Laboratories, Inc. to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;

NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

SECTION 1. ESTABLISHMENT OF TRUST

(a) Company hereby deposits with Trustee in trust $100 (one hundred dollars), which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

(b) The Trust hereby established shall be irrevocable.

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(c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

(d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company’s general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

(e) Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.

(f) Upon a Change of Control, Company shall, as soon as possible, but in no event longer than 30 days following the Change of Control, as defined herein, make an irrevocable contribution to the Trust in an amount that is sufficient to pay each Plan participant or beneficiary the benefits to which Plan participants or their beneficiaries would be entitled pursuant to the terms of the Plan(s) as of the date on which the Change of Control occurred.

SECTION 2. PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES.

(a) Company shall deliver to Trustee a schedule (the “Payment Schedule”) that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.

(b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

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(c) Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.

SECTION 3. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY WHEN COMPANY IS INSOLVENT.

(a) Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. Company shall be considered “Insolvent” for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(b) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

(1) The Board of Directors and the President of the Company shall have the duty to inform Trustee in writing of Company’s Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

(2) Unless Trustee has actual knowledge of Company’s Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company’s solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company’s solvency.

(3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Company’s general creditors. Nothing in this Trust Agreement shall in any way diminish any rights as general creditors of Company with respect to benefits due under the Plan or otherwise.

(4) Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

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(c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

SECTION 4. PAYMENTS TO COMPANY.

Except as provided in Section 3 hereof, after Trust has become irrevocable, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan.

SECTION 5. INVESTMENT AUTHORITY.

(a) As soon as practicable after receipt of Plan contributions from the Company, or within a reasonable time after receipt of appropriate investment instructions from the Company or an investment manager chosen by the Company, the Trustees shall invest such Trust Fund monies in accordance, where applicable, with such instructions. In no event may Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by Company, other than a de minimis amount held in common investment vehicles in which Trustee invests. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable and or rest with Plan participants.

(b) Company shall have the right, at anytime, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. Any substitute assets must be acceptable to the Trustee.

SECTION 6. DISPOSITION OF INCOME.

During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

SECTION 7. ACCOUNTING BY TRUSTEE.

Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within 90 days following the close of each calendar year and within 90 days after the removal or resignation of Trustee,

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Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

SECTION 8. RESPONSIBILITY OF TRUSTEE.

(a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity, the terms of the Plan or this Trust and is given in writing by Company. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

(b) Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

(c) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

(d) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

SECTION 9. COMPENSATION AND EXPENSES OF TRUSTEE.

Company shall pay all administrative and Trustee’s fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

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SECTION 10. RESIGNATION AND REMOVAL OF TRUSTEE.

(a) Trustee may resign at any time by written notice to Company, which shall be effective 30 days after receipt of such notice unless Company and Trustee agree otherwise.

(b) Trustee may be removed by Company on 30 days notice or upon shorter notice accepted by Trustee.

(c) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The Transfer shall be completed within 90 days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

(d) If Trustee resigns or is removed, a successor shall be appointed, in accordance with section 11 hereof, by the effective day or resignation or removal under paragraph(s) (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

SECTION 11. APPOINTMENT OF SUCCESSOR.

(a) If Trustee resigns (or is removed) in accordance with Section 10(a) or (b) hereof, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

(b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

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SECTION 12. AMENDMENT OR TERMINATION.

(a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

(b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.

(c) Upon written approval of participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, Company may terminate the Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to Company.

SECTION 13. MISCELLANEOUS.

(a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

(b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

(c) This Trust Agreement shall be governed by and construed in accordance with the laws of California.

(d) For purposes of this Trust Agreement, “Change of Control” shall mean the purchase or other acquisition by any person, entity or group of persons, within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 (“Act”), or any comparable successor provisions, or beneficial ownership (within the meaning of Rule l3d-3 promulgated under the Act) of 30 percent or more of either the outstanding shares of common stock or the combined voting power of Company’s then outstanding voting securities entitled to vote generally, or the approval by the stockholders of Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of Company immediately prior to such reorganization, merger or consolidation do not immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company’s then outstanding securities, or a liquidation or dissolution of Company or of the sale of all or substantially all of Company’s assets.

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SECTION 14. EFFECTIVE DATE.

The effective date of this Trust Agreement shall be August 30, 1996.

SECTION 15. EXECUTION.

To record the adoption of this Trust, the Company (through its appropriate officers) and the Trustee have affixed their names hereto this 30th day of August, 1996.

By	/S/ JANET L. DALY
Dolby Laboratories, Inc.

By	/S/ DOROTHY BUGGLE
The Charles Schwab Trust Company, Trustee

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ADDENDUM TO

The Trust Under The Dolby Laboratories, Inc. Senior Executive

Supplemental Retirement Plan

This ADDENDUM is entered into this 30th day of August, 1996, by and between Dolby Laboratories, Inc. (the “Employer”), and THE CHARLES SCHWAB TRUST COMPANY (the “Trustee”).

ARTICLE 1

INVESTMENTS

1.1 (a) Except as provided below, the Company shall have all power over and responsibility for the management, disposition, and investment of the Trust assets, and the Trustee shall comply with proper written directions of the Company concerning those assets and shall retain assets until directed in writing by the Company to dispose of them.

(b) As permitted under the Plan, each participant and/or beneficiary may have investment power over the account maintained for him or her, and may direct the investment and reinvestment of assets of the account among the options authorized by the Company. To the extent provided under ERISA section 404(c), the Trustee shall not be liable for any loss, or by reason of any breach, which results from such participant’s or beneficiary’s exercise of control. If a participant who has investment authority under the terms of the plan fails to provide such directions, the Company shall direct the investment of the participant’s accounts.

(c) As permitted under the Plan, the Company may appoint an investment manager or managers within the meaning of section 3(38) of ERISA to direct, control or manage the investment of all or a portion of the Trust assets. The Trustee shall act only upon receipt of proper written directions from a duly appointed investment manager, and shall have no liability to review or question any such directions.

1.2 In its administration of the Trust Fund, the Trustee shall have and exercise whatever powers are necessary to discharge its obligations and exercise its rights under the Trust Agreement. Subject to the direction of the Company, or the person authorized to make investment decisions, (the “Authorized Person”), the Trustee shall have full power and authority with respect to property held in the Trust Fund to exercise all such rights and privileges, including, without limitation, the following:

(a) To hold all assets of the Trust Fund pending investment or distribution, the Trustee may delegate the duty to hold such assets to Charles Schwab & Co., Inc. or another Broker designated by the authorized person. The Trustee is authorized to hold that portion of the Trust Fund as it may deem necessary for ordinary administration and for the disbursement of funds in cash, without liability for interest, by depositing the same in any bank, including The Charles Schwab Trust Company, without regard to the amount of any such deposit.

(b) To deposit securities in a security depository and permit the securities so deposited to be held in the name of the depository’s nominee, and to deposit securities issued or guaranteed by the U.S. government or any agency or instrumentality thereof, including securities evidenced by book entry rather than by certificate, with the U.S. Department of the Treasury, a Federal Reserve Bank or other appropriate custodial entity, in the same account as the Trustee’s own property, provided the Trustee’s records and accounts show that such securities are assets of the Trust Fund;

(c) To deliver to the Company, or the person or persons identified by the Company, proxies and powers of attorney and related informational material, for any shares or other property held in the Trust. The Company shall have responsibility for voting such shares, by proxy or in person, except to the extent such responsibility is delegated to another person, under the terms of the Plan or Trust Agreement, in which case such persons shall have such responsibility. The Trustee may use agents to effect such delivery to the Company or the person or persons identified by the Company. In no event shall the Trustee be responsible for the voting of shares of securities held in the Trust or for ascertaining or monitoring whether, or how, proxies are voted or whether the proper number of proxies is received.

ARTICLE 2

USE OF AFFILIATES

2.1 Trustee is authorized to contract or make other arrangements with The Charles Schwab Corporation, Charles Schwab & Co., Inc., their affiliates and subsidiaries, successors and assigns, and any other organizations affiliated with or subsidiaries of Trustee or related entities, for the provision of services to the Trust Fund or Plan, except where such arrangements are prohibited by law or regulation.

2.2 Trustee is authorized to place securities orders, settle securities trades, hold securities in custody and other related activities on behalf of the Trust Fund through or by Charles Schwab & Co., Inc. whenever possible unless the Authorized Person specifically instructs the use of another Broker. Trades and related activities conducted through the Broker shall be subject to fees and commissions established by the Broker, which may be paid from the Trust Fund or netted from the proceeds of trades.

Trades shall not be executed through Charles Schwab & Co., Inc. unless the Company and the Authorized Person have received disclosure concerning the relationship of Charles Schwab & Co., Inc. to Trustee, and the fees and commissions which may be paid to The Charles Schwab Corporation, Charles Schwab & Co., Inc., Trustee and any affiliate or subsidiary of any of them as a result of using Charles Schwab & Co., Inc. to execute trades or for other services.

Trustee is authorized to disclose such information as is necessary to the operation and administration of the Trust Fund to The Charles Schwab Corporation or any of its affiliates, and to such other persons or organizations that Trustee determines have a legitimate business purpose for obtaining such information.

2.3 At the direction of the Employer, Trustee may purchase shares of regulated investment companies (or other investment vehicles) advised by The Charles Schwab

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Corporation, Charles Schwab & Co., Inc. or Trustee, or any affiliate or subsidiary of any of them (“Schwab Funds”), except to the extent that such investment is prohibited by law or regulation. Schwab Fund shares may not be purchased for or held by the Trust Fund unless the Company has received disclosure concerning the relationship of The Charles Schwab Corporation, Charles Schwab & Co., Inc., Trustee, and any affiliate or subsidiary of any of them, to the Schwab Funds, and any fees which may be paid to such entities.

ARTICLE 3

INDEMNIFICATION

3.1 To the extent permitted under ERISA, the Employer shall indemnify and hold harmless the Trustee, its officers, employees, and agents from and against all liabilities, losses, expenses, and claims (including reasonable attorney’s fees and costs of defense) arising out of (1) the acts or omissions to act with respect to the Plan or Trust by persons unrelated to the Trustee (“unrelated persons”), (2) the Trustee’s action or inaction with respect to the Plan or Trust resulting from reliance on the action or inaction of unrelated persons, including directions to invest or otherwise deal with Plan assets, or (3) any violation by any unrelated person of the provisions of ERISA or the regulations thereunder, unless the Trustee commits a breach of its duties by reason of its negligence or willful misconduct. Expenses incurred by the Trustee which it believes to be subject to indemnification under this Agreement shall be paid by the Employer upon the Trustee’s request, provided that the Employer may delay payment of any amount in dispute until such dispute is resolved according to the provisions of Section 5.3 of this Agreement. Such resolution may include the award of interest on unpaid amounts determined to be payable to the Trustee under this Section.

ARTICLE 4

RESIGNATION OR REMOVAL OF TRUSTEE

4.1 If either party has given notice of Trustee removal or resignation as provided under the Plan & Trust Agreement, and upon the expiration of the advance notice period no other successor Trustee has been appointed and has accepted such appointment, this provision shall serve as (i) notice of appointment of the Chief Executive Officer of the Employer as Trustee and (ii) as acceptance by that person of that appointment.

ARTICLE 5

MISCELLANEOUS

5.1 Trustee and Charles Schwab & Co., Inc. are authorized to tape record conversations between Trustee or Charles Schwab & Co., Inc. and persons acting on behalf of the Plan or a Participant in order to verify data on transactions.

5.2 Any dispute under the Plan or Trust involving the Employer and Trustee shall be resolved by submission of the issue to a member of the American Arbitration Association who is chosen by the Employer and the Trustee. If the Employer and the Trustee cannot agree on such a choice, each shall nominate a member of the American Arbitration Association, and the two

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nominees will then select an arbitrator. Expenses of the arbitration shall be paid as decided upon by the arbitrator.

5.3 This Addendum is incorporated into and is a part of the Plan and Trust. Anything in any other part of the Plan or Trust that is inconsistent with this Addendum is overridden, and in the case of such conflict, the terms of this Addendum shall govern.

IN WITNESS WHEREOF, DOLBY LABORATORIES, INC. and THE CHARLES SCHWAB TRUST COMPANY, have caused this Addendum to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

DOLBY LABORATORIES, INC. Employer

By:	/s/ JANET L. DALY
Printed Name:	Janet L. Daly
Title:	Vice President, Finance & Administration

THE CHARLES SCHWAB TRUST COMPANY, Trustee

By:	/s/ DOROTHY BUGGLE
Printed Name:	Dorothy Buggle
Title:	PLAN CONVERSION ANALYST

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